EXHIBIT 32.2

EXHIBIT 32.2

CERTIFICATION of CHIEF FINANCIAL OFFICER

PURSUANT to SECTION 1350 of CHAPTER 63 of TITLE 18 of the UNITED STATES CODE,

as ADOPTED PURSUANT to

SECTION 906 of THE SARBANES-OXLEY ACT OF 2002

In connection with the filing with the Securities and Exchange Commission of the Quarterly Report of Frisch’s Restaurants, Inc. (the “Registrant”) on Form 10-Q for the quarter ended December 16, 2014 (the “Report”), the undersigned officer of the Registrant certifies, pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

March 13, 2015	By:	/s/ Mark R. Lanning
Date	Mark R. Lanning, Vice President-Finance and
Chief Financial Officer, Principal Financial Officer
and Principal Accounting Officer

This certification is being furnished as required by Rule 13a – 14(b) under the Securities Exchange Act of 1934 (“Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code, and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that Section. This certification shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except as other otherwise stated in such filing.